SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2006
WHEELING-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50300	55-0309927

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (304) 234-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Prior to emerging from bankruptcy, Wheeling Pittsburgh Corporation (the “Company” or “WPC”), caused its subsidiary Wheeling-Pittsburgh Steel Corporation (“WPSC”) to make significant temporary reductions in the salaries of its executives. In addition to these temporary salary cuts, most executives did not have base salary raises for many years. Consistent with the progress that it has made in its business and the ongoing implementation of its strategic plan, during the last year and a half the Board of Directors has sought to return to a more normalized executive compensation structure, ensuring that it is more reflective of current market conditions and peer compensation practices, and to also extend the retention agreements of its executives, which initially were all to expire on August 31, 2006. As part of this process, on August 3, 2006, after reviewing the executive plans of the Company’s competitors and after consultation with an outside, nationally recognized compensation expert, and upon the recommendation of the Compensation Committee, the Board of Directors of WPC approved the institution of a defined contribution supplemental executive retirement plan. As part of this evaluation process, the Board of Directors has also extended the contract terms and approved the adjustments to compensation of certain executives as described below.
Supplemental Executive Retirement Plan
On August 3, 2006, upon recommendation of the Compensation Committee, the Board of Directors adopted a supplemental nonqualified deferred compensation plan referred to as the Wheeling-Pittsburgh Steel Corporation Supplemental Executive Retirement Plan (the “SERP”). The annual average cost over 10 years is estimated to be $316,000 per year. Prior to the development of this SERP, the executives’ employment agreements provided for an annual cash payment or other benefit, which has now been deleted from their employment agreements. The SERP provides supplemental retirement benefits, on a defined contribution basis, for certain senior officers of the Company and its subsidiaries who are selected by the Board of Directors for participation. The senior executive officers of the Company who are initially eligible for the SERP, as provided in their retention agreements, include: James Bradley, Michael DiClemente, Donald Keaton, Paul Mooney, Harry Page and Steven Sorvold. Based on a review of the current market and the recommendation of its outside compensation consultant, the Board wished to (1) equitably compensate the executives for the dollar limitations on qualified pension contributions in the tax code and (2) establish a target level for a participant’s total retirement benefits of 2% of final average pay for each year of service up to 20 years. The benefits that were counted toward this target include Social Security, qualified plans (e.g., defined contribution plan contributions and Company 401(k) matching) and the SERP benefit. Based on this target, a plan was created to provide a projected benefit through a defined contribution plan format. However, under the defined contribution approach, the actual benefit will depend on investment performance, and the Company will not have any obligation to make up the difference between the actual and the projected target benefit, if any. Participants in the SERP accrue an annual benefit equal to a percentage of the participant’s salary and bonus. The percentage each participant receives as part of (2) above is age-weighted, from 0% up to a maximum of 15%, so that an older participant receives a higher percentage. The SERP participants accrue a contribution related to service provided after August 2006; there is no contribution provided related to service prior to that time. A participant’s annual benefit accrues ratably on a monthly basis throughout the calendar year, as long as the participant remains employed with the Company or one of its subsidiaries. Each participant has a hypothetical bookkeeping account and his or her annual SERP contribution is credited to the account, plus any earnings based on hypothetical investments of the participant’s account balance. The normal form of payment of a retirement benefit under the SERP is a monthly annuity payment for the participant’s lifetime that is actuarially equivalent to the participant’s account balance as of the date of retirement. Subject to restrictions on distribution elections imposed by applicable law, a participant may elect to receive his or her SERP benefit in an alternate form of payment, including various forms of actuarially-equivalent annuities and a lump sum distribution of the participant’s account balance. A participant has a fully vested interest in his or her benefit under the SERP once the participant (i) attains age 55, and (ii) completes at least five years of service with the Company or its subsidiaries. If the participant is fully vested, then payment will be made following his or her termination of employment with the Company. Service completed prior to the effective date of the SERP is counted for purposes of vesting only. Prior to meeting the above two requirements, a participant has no vested interest in his or her SERP benefit and is not entitled to any payment under the SERP. Notwithstanding the foregoing, a participant is deemed fully vested in his or her retirement benefit under the SERP in the event of a “change in control,” which has the same definition as set forth in the Company’s 2003 Management Stock Incentive Plan. The estimated average annual cost stated above will not change or be accelerated as a result of any such change in control. In addition, upon a participant’s termination of employment at any time following a change in control, the participant automatically receives his or her benefit in a lump sum distribution.
Employment Agreements
On August 3, 2006 WPSC renewed the retention agreements for Paul J. Mooney, Executive Vice President and Chief Financial Officer of the Company and WPSC and Steven W. Sorvold, Vice President, Commercial of WPSC and Chief Operating Officer of Wheeling Corrugating Company. The agreements for Mr. Mooney and Mr. Sorvold (each, a “Renewed Agreement”) are, in substance, a continuation of the terms and conditions of employment for each officer as set forth in his prior retention agreement, the material terms of which are described in Item 11 of the Company’s annual report on Form 10-K, filed on March 14, 2006, with the following principal modifications:
•	The prior agreements were to expire on August 31, 2006. Mr. Mooney’s Renewed Agreement now has a term through April 1, 2008 and Mr. Sorvold’s Renewed Agreement now has a term through April 1, 2009. Upon expiration of the initial term under each Renewed Agreement, the officer’s employment is subject to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party prior to any renewal date in accordance with the terms of the Renewed Agreement;
•	The Renewed Agreement for Mr. Mooney provides for an increase in annual base salary to $319,000, effective May 4, 2006.

The payment upon any employment termination without cause or upon non-renewal of Mr. Mooney’s Renewed Agreement by either party, has been changed to two times his base salary.
The Renewed Agreements for Mr. Mooney and Mr. Sorvold supersede, in their entirety, the Amended and Restated Retention Agreements previously entered into with each officer which were to expire on August 31, 2006.
In addition, on August 3, 2006, upon recommendation of the Compensation Committee, the Board of Directors approved:
•	Amendments of the Employment Agreements of Harry L. Page, President and Chief Operating Officer of WPSC, and Donald E. Keaton, Vice President, Steel Manufacturing and Procurement of WPSC (each, an “Existing Agreement”), the material terms of which are described in the Company’s Current Report on Form 8-K filed on April 27, 2006. The Existing Agreements of Messrs. Page and Keaton were amended to contain substantially the same terms as the Renewed Agreements for Messrs. Mooney and Sorvold. Mr. Page’s Existing Agreement was amended to provide for an increase in annual base salary to $301,600, effective May 4, 2006.
•	Immediate one-time lump sum payments of $18,400 each, to Mr. Keaton and Mr. Sorvold, to equitably compensate them for payments previously made to other executives as part of the compensation normalization process.
•	An Employment Agreement, effective September 1, 2006, with Michael P. DiClemente, Treasurer of WPSC, on substantially the same terms as the Renewed Agreements with Messrs. Mooney and Sorvold and the Existing Agreements, as amended, with Messrs. Page and Keaton.
This description of the Renewed Agreements, the amendments to the Existing Agreements, Mr. DiClemente’s Agreement and the supplemental executive retirement plan is qualified in its entirety by the actual agreements, the amendments and the SERP plan document, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the entering into of each of the Agreements (as defined above in Item 1.01) with Messrs. Mooney and Sorvold, the prior Amended and Restated Retention Agreements, which were to expire on August 31, 2006, entered into by and between Messrs. Mooney and Sorvold and WPSC were terminated and superseded in their entirety. In connection with the entering into of the Agreement with Mr. DiClemente, the prior change of control agreement between Mr. DiClemente and the Company, which was to expire on August 31, 2006, was terminated and superseded in its entirety.

Item 9.01 Financial Statements and Exhibits.
Not applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Paul J. Mooney

Paul J. Mooney Executive Vice President and Chief Financial Officer
Dated: August 9, 2006